Exhibit 5.2

[LETTERHEAD OF MCKEE NELSON LLP]

December 23, 2003

Impac Mortgage Holdings, Inc.

1401 Dove Street

Newport Beach, California 92660

Ladies and Gentlemen:

This opinion is furnished in connection with the registration statement on Form S-3 (File No. 333-                ) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offerings from time to time by Impac Mortgage Holdings, Inc., a Maryland corporation (the “Company”), of common stock, par value $.01 per share (the “Common Stock”), preferred stock, par value $.01 per share (the “Preferred Stock”), debt securities (the “Debt Securities”), warrants to purchase Common Stock (the “Common Stock Warrants”), warrants to purchase Preferred Stock (the “Preferred Stock Warrants” and collectively with the Common Stock Warrants, the “Warrants”), and units consisting of any combination of two or more securities being registered pursuant to the Registration Statement (the “Units”) with a proposed maximum offering price for such Common Stock, Preferred Stock, Debt Securities, Warrants, and Units of $500,000,000. The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, and the Units are each referred to herein as a “Security” and collectively as the “Securities.”

As Maryland counsel to the Company, we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction, of such instruments, certificates, records, and other documents and have made such examination of law as we have deemed necessary or appropriate for the purpose of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) or FreeEDGAR.com, and the authenticity of the originals of such latter documents. As to facts relevant to the opinions expressed herein and other statements made herein, we have relied without independent investigation upon certificates and oral or written statements and representations of public officials, officers, and other representatives of the Company.

We are attorneys admitted to practice in the State of Maryland. We express no opinion concerning the laws of any of the jurisdictions other than the laws of the United States of America and the State of Maryland.

Based on the foregoing and in reliance thereon, and subject to completion of the corporate action required to be taken by the Company based on the type of Security being offered (including, without limitation, the due reservation of any Common Stock and Preferred Stock for issuance and, with respect to the Preferred Stock, the due authorization, approval and filing of Articles Supplementary referred to below), the effectiveness of the Registration Statement, the due authorization, execution and delivery of the relevant indenture(s) or supplemental indenture(s) pursuant to which any Debt Securities or Warrants may be issued (the “Indenture”), and, with respect to the Indenture, compliance with the Trust Indenture Act of 1939, as amended (the “TIA”), the due authorization, execution and delivery of the relevant warrant agreement relating to any Warrants (the “Warrant Agreement”), the due authorization, execution and delivery of the relevant purchase agreement relating to any Units and the qualifications and limitations set forth below, we are of the opinion that:

(1) With respect to shares of Common Stock, when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters, and (ii) certificates representing the shares of Common Stock have been duly executed,

Impac Mortgage Holdings, Inc.

December 23, 2003

countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board of Directors of the Company, for the consideration approved by the Board of Directors of the Company (not less than the par value of the Common Stock), the shares of Common Stock will be validly issued, fully paid and non-assessable.

(2) With respect to shares of any series of Preferred Stock, when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the filing of Articles Supplementary pursuant to Section 2-105 of the Maryland General Corporation Law as approved by the Board of Directors of the Company (the “Articles Supplementary”), and (ii) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor (not less than the par value, if any, of the Preferred Stock) provided for therein, or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board of Directors of the Company, for the consideration approved by the Board of Directors of the Company (not less than the par value, if any, of the Preferred Stock), the shares of the series of Preferred Stock will be validly issued, fully paid and non-assessable.

(3) With respect to Units, when (i) the Board of Directors of the Company has taken all necessary corporate action to approve and establish the terms of the Units and to authorize and approve the issuance thereof, the terms of the offering and related matters, (ii) the purchase agreement for the Units has been duly authorized, validly executed and delivered by the parties thereto, and (iii) the Units have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board of Directors of the Company upon payment of the consideration therefor provided for therein, the Units will be validly issued.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Security:

(a) the Board of Directors of the Company shall have duly established the terms of such Security and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Security in conformity with the Amended and Restated Articles of Incorporation of the Company, as amended and supplemented, and its bylaws, as amended (subject to the further assumption that the Amended and Restated Articles of Incorporation, as amended and supplemented, and bylaws have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which the Securities are offered and shall not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization);

(b) the Registration Statement, and any amendments thereto (including post-effective amendments) and any additional registration statement filed under Rule 462 will have been declared effective under the Act and such effectiveness shall not have been terminated or rescinded;

Impac Mortgage Holdings, Inc.

December 23, 2003

(c) a prospectus supplement (a “Prospectus Supplement”) will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby;

(d) all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law affecting the validity of any of the opinions rendered herein;

(e) with respect to Debt Securities or, where applicable, Warrants, the applicable trustee shall have been qualified under the TIA and a Form T-1 shall have been properly filed as an exhibit to the Registration Statement;

(f) in the case of an Indenture, Warrant Agreement, stock purchase contract, Articles Supplementary, unit purchase agreement or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein;

(g) to the extent that the enforceability of any document, instrument or Security may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles, the foregoing opinions are qualified; and

(h) to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws, we express no opinions concerning the enforceability of indemnification provisions.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and the reference to our firm under the caption “Legal Matters” in the prospectus or any supplement thereto. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ MCKEE NELSON LLP